Exhibit 23(d)(23) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

EXHIBIT B
to the
Investment Advisory Contract

Federated Clover Mid Value Fund

For all services rendered by Adviser hereunder, the above-named Fund of the Federated Equity Funds shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of December, 2008.

Federated Equity Funds

By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President

Federated Global Investment Management Corp.

By:  /s/John B. Fisher
Name:  John B. Fisher
Title:  President & CEO

EXHIBIT C
to the
Investment Advisory Contract

Federated Clover Small Value Fund

For all services rendered by Adviser hereunder, the above-named Fund of the Federated Equity Funds shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.90% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.90 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of December, 2008.

Federated Equity Funds

By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President

Federated Global Investment Management Corp.

By:  /s/John B. Fisher
Name:  John B. Fisher
Title:  President & CEO

EXHIBIT D
to the
Investment Advisory Contract

Federated Clover Value Fund

For all services rendered by Adviser hereunder, the above-named Fund of the Federated Equity Funds shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of December, 2008.

Federated Equity Funds

By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President

Federated Global Investment Management Corp.

By:  /s/John B. Fisher
Name:  John B. Fisher
Title:  President & CEO